SCHEDULE 14A
                                 (Rule 14a-101)
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                           Provident New York Bancorp
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

January 10, 2007


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Provident New York Bancorp. The Annual Meeting will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York on February 15, 2007, at 11:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. If you are a member of a household that has received only one Proxy Statement and you wish to receive your own Proxy Statement, please call our Stockholder Relations Department at 845.918.5580. During the Annual Meeting, we will also report on the operations of Provident New York Bancorp. Enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of Provident New York Bancorp.

The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of Crowe Chizek and Company LLC as Provident New York Bancorp's independent registered public accounting firm for the fiscal year ending September 30, 2007. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Provident New York Bancorp and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of Provident New York Bancorp shares that you own.

Sincerely,

/s/ George Strayton

George Strayton
President and Chief Executive Officer

                           Provident New York Bancorp
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 15, 2007

         Notice is hereby given that the Annual Meeting of Stockholders of Provident New York Bancorp will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 15, 2007 at 11:00 a.m., local time.

         A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       the election of four Directors;
         2. the ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm for the fiscal year ending September 30, 2007; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 19, 2006 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF PROVIDENT NEW YORK BANCORP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                                       By Order of the Board of Directors

                                       /s/ Daniel Rothstein

                                       Daniel Rothstein
                                       Secretary
Montebello, New York
January 10, 2007

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IMPORTANT:  THE  PROMPT  RETURN OF  PROXIES  WILL SAVE THE  EXPENSE  OF  FURTHER
REQUESTS  FOR  PROXIES.   A   SELF-ADDRESSED   ENVELOPE  IS  ENCLOSED  FOR  YOUR
CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                           Provident New York Bancorp
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040


                         ANNUAL MEETING OF STOCKHOLDERS
                                February 15, 2007

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident New York Bancorp to be used at the Annual Meeting of Stockholders, which will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 15, 2007, at 11:00 a.m. local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 16, 2007.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Provident New York Bancorp will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of Provident New York Bancorp at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Provident New York Bancorp prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Except as otherwise noted below, holders of record of Provident New York Bancorp's shares of common stock, par value $0.01 per share, as of the close of business on December 19, 2006 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, there were 42,705,846 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all Directors except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

         As to the ratification of Crowe Chizek and Company LLC as the independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the "ABSTAIN" box has been selected on the proxy card, is required for the ratification of Crowe Chizek and Company LLC as the independent registered public accounting firm for the fiscal year ending September 30, 2007.

         In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board of Directors (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board of Directors to implement and apply the limit.

         Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Provident New York Bancorp and the Securities and Exchange Commission regarding such ownership. The following table sets forth the shares of common stock beneficially owned by each person who was known to Provident New York Bancorp as the beneficial owner of more than 5% of the outstanding shares of common stock as of December 19, 2006.

                                         Amount of Shares
                                         Owned and Nature      Percent of Shares
          Name and Address of             Of Beneficial         Of Common Stock
          Beneficial Owners(1)              Ownership           Outstanding(2)
        ------------------------      ----------------------   -----------------

       Dimensional Fund Advisors           2,360,000(3)              5.5%
       1299 Ocean Avenue
       Santa Monica, CA 90401

       Provident New York Bancorp          2,181,374(4)             5.1%(4)
       Employee Stock Ownership Plan
       400 Rella Boulevard
       Montebello, NY 10901

----------------------

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock over which he has shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. This includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2) As of December 19, 2006 Provident New York Bancorp had 42,705,846 shares of common stock outstanding.
(3)  Based on a schedule 13-F filed with the SEC as of September 30, 2006.
(4)  Includes shares owned by executive officers of Provident New York Bancorp.

                       PROPOSAL I -- ELECTION OF DIRECTORS

         Effective as of the annual meeting, the Board of Directors will consist of 13 members. Our Bylaws provide that Directors are divided into three classes, with one class of Directors elected annually. Our Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated the following persons to serve as Directors for three-year terms:

         o  William F. Helmer
         o  R. Michael Kennedy
         o  Donald T. McNelis
         o  William R. Sichol, Jr.

         The table below sets forth certain information, as of December 19, 2006, regarding the nominees, other current members of our Board of Directors, and Executive Officers who are not Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.


                                                                                             Shares
                          Position(s) Held With                 Director    Current Term  Beneficially    Percent of
         Name           Provident New York Bancorp     Age      Since(1)      Expires         Owned          Class
----------------------- --------------------------- ---------- ----------- -------------- -------------- -------------

                                                       NOMINEES

William F. Helmer       Chairman of the Board          72         1974         2007       459,740(2)          1.0%
R. Michael Kennedy      Director                       55         2004         2007       137,345(3)            *
Donald T. McNelis       Director                       74         1987         2007       189,503(4)            *
William R. Sichol, Jr.  Director                       66         1990         2007       211,403(5)            *


                                                  OTHER BOARD MEMBERS

Dennis L. Coyle         Vice Chairman                  70         1984         2008       486,451(6)          1.1
George Strayton         President, Chief Executive     63         1991         2008       840,857(7)          1.9
                           Officer and Director
Victoria Kossover       Director                       51         2004         2008        22,794(3)            *
Burt Steinberg          Director                       61         2000         2008       209,839(8)            *
Judith Hershaft         Director                       66         2000         2009       168,325(5)            *
Thomas F. Jauntig, Jr.  Director                       62         2000         2009       109,453(5)            *
Thomas G. Kahn          Director                       64         2004         2009     1,158,121(9)          2.6
Richard A. Nozell       Director                       73         1990         2009       166,214(10)           *
Carl J. Rosenstock      Director                       53         2004         2009        92,002(3)            *


                                       EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Daniel G. Rothstein     Executive Vice President,      59         N/A           N/A       359,219(11)           *
                          Chief Risk Officer,
                          General Counsel and
                          Corporate Secretary
Stephen G. Dormer       Executive Vice President,      56         N/A           N/A       203,477(12)           *
                           Strategic Planning and
                           Commercial Lending Officer
Richard O. Jones        Executive Vice President,      57         N/A           N/A       32,978(13)            *
                        Business Services
Paul A. Maisch             Executive Vice President,   51         N/A           N/A      118,400(14)            *
                           Chief Financial Officer

All Directors and Executive Officers as a Group (18 persons)                           5,308,465(15)         12.1%

---------------------------------------------------------


*   Less than 1%.

(1)   Includes service with Provident Bank.
(2) Includes 63,387 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(3) Includes 18,440 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(4) Includes 49,246 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(5) Includes 67,195 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(6) Includes 36,473 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(7) Includes 396,799 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(8) Includes 67,185 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(9) Includes 978,787 shares held by Kahn Brothers & Co., Inc., 11,111 shares held as custodian and 7,222 shares held as trustee. Mr. Kahn disclaims beneficial ownership of these shares. Also includes 18,440 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(10) Includes 62,195 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(11) Includes 61,741 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(12) Includes 90,554 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(13) Includes 24,000 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(14) Includes 54,000 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006.
(15) Includes 1,244,272 shares that can be acquired pursuant to stock options within 60 days of December 19, 2006. Also includes 342,344 shares (63,347 in the form of options which is included in the 1,244,272 amount) owned by a director whose term expires at the Annual Meeting.

         The business experience for the past five years for each of our directors and executive officers is as follows:

         William F. Helmer has served as the Chairman of the Board of Directors of Provident Bank since 1994 and Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Helmer is the President of Helmer-Cronin Construction, Inc.

         Dennis L. Coyle has served as Vice Chairman of the Board of Directors of Provident Bank since 1994 and Vice Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Coyle is the owner and President of Denlo Realty Corp., the owner of Dennis L. Coyle Rental Properties, and is formerly the co-owner of the Coyle Insurance Agency, Inc.

         George Strayton has been employed by Provident Bank since 1982, was named President and Chief Executive Officer of Provident Bank in 1986, and has served as President and Chief Executive Officer of Provident New York Bancorp since its formation in 1999.

         Judith  Hershaft  is the  President  and  Chief  Executive  Officer  of
Innovative Plastics Corp., a manufacturer of custom plastic products in Orangeburg, New York. She is also the Chairman of Innovative Plastics South Corp. in Tennessee and Innovative Plastics West Corp. in Arizona.

         Thomas F. Jauntig, Jr. is a partner in Korn, Rosenbaum, Phillips & Jauntig LLP, certified public accountants.

         Thomas G. Kahn is President of Kahn Brothers and Company, Inc., a New York Stock Exchange Member and Registered Investment Advisory Firm located in New York City with approximately $800 million of institutional and private funds under management. Mr. Kahn was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and Warwick Community Bancorp in October 2004.

         R. Michael Kennedy is a general partner and manager of various real estate companies, all managed through Kennedy Companies, Inc. Mr. Kennedy was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and Warwick Community Bancorp in October 2004.

         Victoria Kossover is a partner in Kossover Law Offices. Ms. Kossover was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         Donald T. McNelis served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

         Richard A. Nozell is the owner of Richard Nozell Building Construction and serves as a general building contractor.

         Carl J. Rosenstock is Secretary-Treasurer of General Sportwear Co., Inc., a manufacturer of children's apparel. Mr. Rosenstock was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         William R. Sichol, Jr. is a principal of Sichol & Hicks, P.C., a private law firm.

         Burt Steinberg is the Executive Director of The Dress Barn, Inc., a woman's specialty store retailer.

         Daniel G. Rothstein has been employed by Provident Bank since 1983, and was named Executive Vice President in 1989. Mr. Rothstein served as Provident Bank's Chief Credit Officer and Regulatory Counsel from 1996 until August 2003, when he was appointed Chief Risk Officer. Mr. Rothstein was appointed Corporate Secretary effective January 2004 and was named General Counsel in January 2006.

         Stephen G. Dormer was named Senior Vice President of Provident Bank in 1994 and served as Provident Bank's Director of Business Development from 1996 until August 2003, when he was appointed Assistant to the Office of the President, Strategic Planning and Commercial Lending Officer. Effective January 2005, Mr. Dormer was appointed Executive Vice President, Commercial Lending and Strategic Planning.

         Richard O. Jones was appointed Executive Vice President, Business Services in December 2004. Mr. Jones has 30 years of retail banking, operations and sales management experience, starting with Manufacturers Hanover, followed by Chemical Bank and JP Morgan Chase. From 1996 to 2002, Mr. Jones served as Senior Vice President/Regional Manager for the Tri-State (New York-New Jersey-Connecticut) and Texas Regions for JP Morgan Chase. From 2002 to 2004, Mr. Jones served as Senior Vice President, Client Management and Personal Financial Services for JP Morgan Chase.

         Paul A. Maisch has served as Chief Financial Officer of Provident Bank and Provident New York Bancorp since March 2003. Mr. Maisch was named Executive Vice President in January 2006. From 1998 through 2001, Mr. Maisch served as Executive Vice President and Chief Financial Officer of Premier National Bancorp, and had been employed by Premier National Bancorp and its predecessors since 1984.

         The Board of Directors has determined that each of Provident New York Bancorp's directors, with the exception of Messrs. Strayton and Sichol, is "independent" as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

         Our Executive Officers and Directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an Executive Officer, Director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports, (1) Director Helmer filed one late Form 4 to report the purchase of 2,000 shares of common stock, (2) Director Nozell filed one late Form 4 to report the sale of 685 shares of common stock from his deferred compensation account, and one late Form 4 to report the sale of 671 shares of common stock from his deferred compensation account, and (3) Director Kennedy filed a Form 5 to report seven purchases of common stock, through the reinvestment of dividends, totaling 2,237 shares of common stock, which transactions should have been filed on Forms 4. Based on Provident New York Bancorp's review of ownership reports required to be filed for the fiscal year ended September 30, 2006, no other Executive Officer, Director or 10% beneficial owner of Provident New York Bancorp's shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

         Provident New York Bancorp has adopted a Code of Ethics that is applicable to senior financial officers of Provident New York Bancorp, including Provident New York Bancorp's principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Code of Ethics is available on Provident Bank's website at
www.providentbanking.com. Amendments to and waivers from the Code, as applicable, are disclosed on Provident Bank's website.

Meetings and Committees of the Board of Directors

         The business of Provident New York Bancorp is conducted at regular and special meetings of the Board and its committees. In addition, the "independent" members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Provident New York Bancorp are the Executive, Nominating, Audit, Corporate Governance and Executive Compensation Committees. During the fiscal year ended September 30, 2006, the Board of Directors met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended less than 75% of applicable meetings.

         Executive Committee. The Executive Committee consists of Chairman Helmer, President, Chief Executive Officer and Director Strayton, and Directors Coyle, Sichol, and Director F. Gary Zeh, whose term expires at the Annual Meeting. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of Provident New York Bancorp, subject at all times to the direction of the Board of Directors. The Executive Committee also meets in regularly scheduled sessions to provide more detailed oversight of the operations of Provident New York Bancorp. The Executive Committee met five times during the fiscal year ended September 30, 2006.

         Nominating Committee. The Nominating Committee consists of all of the directors of Provident New York Bancorp who qualify as "independent" as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market. These directors are: Chairman Helmer and Directors Coyle, Hershaft, Jauntig, Kahn, Kennedy, Kossover, McNelis, Nozell, Rosenstock, Steinberg and Zeh.

         Our Board of Directors has adopted a written charter for the Nominating Committee, which is attached as Appendix A to this proxy statement. The Nominating Committee met once during the fiscal year ended September 30, 2006.

         The Nominating Committee identifies nominees by first evaluating, or, through a sub-committee or the Corporate Governance Committee, causing an evaluation of the current members of the Board of Directors willing to continue in service. Since three of the four members of the Corporate Governance Committee are being considered for re-election in 2007, an Ad Hoc Committee of independent directors consisting of Dennis Coyle, Carl Rosenstock and Thomas Jauntig, Jr. was appointed by the Board of Directors to assist the Nominating Committee in recommending Directors for re-election. The Ad Hoc Committee met once.

         Current members of the Board with skills and experience that are relevant to Provident New York Bancorp's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the Board because any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members, and may engage in other search activities, which activities may be conducted through a sub-committee or the Corporate Governance Committee.

         Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Provident New York Bancorp, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate's qualifications in light of the above attributes, the Nominating Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate's willingness to serve and ability to devote the time and effort required; the candidate's record of leadership; and the ability to develop business for Provident New York Bancorp.

         In addition,  our Bylaws  include the  following  qualifications  for a
Director: (1) no person seventy-five (75) years of age or above shall be eligible for election to the Board of Directors of Provident New York Bancorp, and no Director may serve as such beyond the annual meeting that immediately follows the Director becoming age seventy-five (75); (2) a nominee must own at least 100 shares of our common stock; and (3) a Director must reside or work in a county in which Provident Bank (the banking subsidiary of Provident New York Bancorp) maintains an office or in a county contiguous to a county in which Provident Bank maintains an office at the time of first nomination and election, or appointment. During the year ended September 30, 2006, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

         The Nominating Committee may consider qualified candidates for Director suggested by our stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year's annual meeting. The submission must include the following:

         o A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

         o The name and address of the stockholder as such information appears on Provident New York Bancorp's books, and the number of shares of Provident New York Bancorp's common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o The name, address and contact information for the candidate, and the number of shares of common stock of Provident New York Bancorp that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o A statement of the candidate's business and educational experience;

         o Such other information regarding the candidate as would be required to be included in Provident New York Bancorp's proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

         o A statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident New York Bancorp or its affiliates;

         o Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice of Business to be Conducted at an Annual Meeting."

         Audit Committee. The Audit Committee consists of Directors Nozell, who serves as Chairman, Jauntig, Kossover and Steinberg. The Board of Directors has determined that Director Jauntig qualifies as an "audit committee financial expert." Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

         Our Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix B to this proxy statement. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by the independent registered public accounting firm. In addition, the Audit Committee meets with our internal auditor to review audit programs and the results of audits of specific areas. The Audit Committee met 15 times during the fiscal year ended September 30, 2006.

         Corporate Governance Committee. The Corporate Governance Committee consists of Directors McNelis, who serves as Chairman, Coyle, Helmer and Kennedy, each of whom is "independent" in accordance with the listing standards of the Nasdaq Stock Market. The Corporate Governance Committee's responsibilities include the periodic review of the size of the Board and making recommendations for change, if indicated, establishing procedures for evaluating the Board of Directors, assisting the Nominating Committee as requested, developing a Director orientation program, developing standards for Director training and continuing education, reviewing Board policies, reviewing and evaluating Board compensation and recommending changes thereto, reviewing Provident New York Bancorp's Certificate of Incorporation and Bylaws, and reviewing and approving related-party transactions. The Corporate Governance Committee met five times during the fiscal year ended September 30, 2006.

         Executive Compensation Committee. The Executive Compensation Committee consists of Directors Helmer, who serves as Chairman, Coyle, McNelis and Steinberg, each of whom is "independent" in accordance with the listing standards of the Nasdaq Stock Market. The Executive Compensation Committee is responsible for recommending executive compensation awards for the President and Chief Executive Officer to the Board of Directors. The Executive Compensation Committee is also responsible for recommending for approval all executive compensation awards for our Executive Officers based on recommendations from our President and Chief Executive Officer. Determinations with respect to grants under stock benefit plans are made by the Executive Compensation Committee, excluding any Director who is not considered "disinterested" for purposes of
Section 162(m) of the Internal Revenue Code. The Executive Compensation Committee met ten times during the fiscal year ended September 30, 2006.

Audit Committee Report

         In accordance with Securities and Exchange Commission rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management Provident New York Bancorp's audited consolidated financial statements for the fiscal year ended September 30, 2006;

         o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:

Richard A. Nozell    Thomas F. Jauntig, Jr.   Victoria Kossover   Burt Steinberg

Communications with the Board of Directors

         Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, Provident New York Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention: Chief Executive Officer or Corporate Secretary. The letter should indicate that the author is a stockholder of Provident New York Bancorp, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Chief Executive Officer, however, may directly respond in his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly or (2) forward a communication for response by another employee of Provident New York Bancorp. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

         Provident New York Bancorp does not have a policy regarding director attendance at annual meetings of stockholders.

         With the exception of William R. Sichol, Jr., all of our directors attended the prior fiscal year's annual meeting of stockholders.

Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on our shares of common stock, commencing with the closing price on September 30, 2001, with (a) the cumulative total return on stocks included in the NASDAQ Composite Index, and (b) the cumulative total return on stocks included in the SNL Mid-Atlantic Thrift Index.

         There can be no assurance that our stock performance in the future will continue with the same or similar trend depicted in the graph below. We will not make or endorse any predictions as to future stock performance.


                                [GRAPH OMITTED]


                                        9/30/01  9/30/02  9/30/03  9/30/04  9/30/05  9/30/06
--------------------------------------------------------------------------------------------
[_] Provident New York Bancorp           100.00   133.80   201.13   252.56   254.65   303.45
[_] NASDAQ Composite Index               100.00    78.49   120.23   128.30   146.51   155.06
[_] SNL Mid-Atlantic Thrift Index        100.00   120.82   172.48   198.86   200.59   224.17


----------------
Source: SNL Financial LC, Charlottesville, VA.  (C) 2006

         This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

         Under rules established by the Securities and Exchange Commission, Provident New York Bancorp is required to provide certain data and information in regard to the compensation and benefits provided to Provident New York Bancorp's Chief Executive Officer and other Executive Officers of Provident New York Bancorp. The disclosure requirements for the Chief Executive Officer and other Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of Provident New York Bancorp and Provident Bank, at the direction of the Boards of Directors, has prepared the following report for inclusion in this proxy statement. Each of the members of the Executive Compensation Committee is "independent" in accordance with the listing standards of the Nasdaq Stock Market.

         We,  the  members  of  the  Executive   Compensation   Committee   (the
"Committee") of the Board of Directors, submit the following annual report on executive compensation. Our report includes an overview of Provident Bank's compensation philosophy, our review of Provident Bank's competitive market practices, Provident Bank's integrated program of total executive rewards, the program's pay for performance design and the program's overall alignment with Provident Bank's business strategy and corporate values.

         Executive Compensation - Overview. The Committee is responsible for ensuring that our executive compensation policies, practices and processes are competitive, reflect the long-term interests of our stockholders and are consistent with good corporate governance principles. We are responsible for recommending executive compensation awards for the President and Chief Executive Officer to the other members of the Board of Directors. We are also responsible for recommending for approval all executive compensation awards for Provident Bank's executive officers based on recommendations from the President and Chief Executive Officer.

         The Executive Compensation Committee consists of Directors William Helmer (Chairman), Dennis Coyle, Donald McNelis and Burt Steinberg.

         Our Committee members' duties are outlined in the Provident Bank Executive Compensation Committee Charter, and include the review and making of recommendations to the Board of Directors pertaining to executive officers:

      o  Base compensation;
      o  Annual management incentives;
      o  Executive benefits; and
      o  Deferred compensation plans.

         Executive Compensation Report. Provident Bank's executive compensation strategy is designed to attract, develop and retain experienced, high-quality executive officers who are capable of maximizing business performance for the benefit of our stockholders. Provident Bank seeks to award executive officers with a competitive, pay-for-performance compensation and benefits program that is aligned with Provident Bank's financial and non-financial business goals as well as Provident Bank's Brand Values - Community, Connection, Consistency, Empowerment and Trust.

         As members of the Executive Compensation Committee, we review executive officer base compensation and benefits. We also are responsible for recommending to the Board of Directors annual incentive compensation based upon our profitability and the achievement of corporate objectives. Our Committee is responsible for the performance review of the President and Chief Executive Officer, who in turn reviews each of Provident Bank's executive officers, and makes compensation recommendations for consideration.

         Our integrated executive compensation program includes base salary and incentive compensation as well as stock options and restricted stock awards, all of which are linked to our business strategy and performance objectives. The equity based compensation components are intended to provide a long-term alignment of interests and results achieved for stockholders with the compensation awards provided to executive officers. The compensation program components include base salary as well as short- and long-term incentive compensation, and benefits. We compare Provident Bank's compensation and benefits structure and its business, financial and stock price performance to a benchmark (peer) group of financial institutions of similar asset size and business mix operating in the region. We obtain this information from surveys and reports produced by human resources consulting firms.

         Executive compensation components for fiscal year 2006 were the following:

         Base Compensation. We establish base salary ranges based on our periodic review of survey data from multiple survey sources, including peer institution data. Cash compensation paid to Provident Bank's executive officers is determined by this competitive market-based salary data, which is reviewed on an annual basis. Executive officers' individual performance evaluations and successful completion of position-related responsibilities and initiatives are also considered when evaluating base compensation levels.

         Incentive Compensation. Provident Bank provides the availability of annual cash incentive awards to executive officers. These annual incentives are awarded based on individual performance and Provident Bank's successful achievement of overall business results. In an unpredictable, fast-changing business climate, we recognize there might be significant events and/or factors, particularly those that will have a long-term benefit to the organization that might also need to be taken into account when evaluating awards for participants. As Committee members, we also consider these events and/or factors in awarding incentive compensation.

         Equity Based Compensation. We also offer long-term incentives in the form of stock options and restricted stock awards. Provident New York Bancorp's stockholders approved the 2004 Stock Incentive Plan. This plan enables us to continue to offer a competitive compensation package that is linked to stock price performance in attracting and retaining highly qualified officers. As members of the Committee, we are responsible for administering the program and awarding any or all of three types of equity-linked awards to eligible individuals - stock options, restricted stock awards and stock appreciation rights in accordance with the program terms.

         Benefits. Provident Bank sponsors a variety of benefit plans, including the Provident Bank Employee Stock Ownership Plan, a 401(k) Plan, the Provident Bank Defined Benefit Pension Plan, life insurance and health and welfare benefits, and for certain senior executives, a Supplemental Executive Retirement Plan. Both the Employee Stock Ownership Plan and the 401(k) Plan promote equity ownership in Provident New York Bancorp by affording investment in shares of common stock.

         Compensation of the President and Chief Executive Officer. In determining appropriate types and amounts of compensation for the President and Chief Executive Officer each year, the Committee evaluates corporate and individual performance results. Corporate results include the financial performance of Provident New York Bancorp as measured by earnings per share, the comparative results achieved by peer group institutions, and progress in realizing our short- and long-term business objectives. Individual factors include the President and Chief Executive Officer's ability to initiate and implement successful business strategies, and demonstrated leadership at Provident Bank and in the external community.

         For the fiscal year ended September 30, 2006 the Committee evaluated stock performance, balance sheet management, risk management, market share growth, quality and level of earnings and business accomplishments. Although Provident Bank did not reach target earnings per share, in light of the accomplishments in the areas listed above, and as permitted under the Annual Management Incentive Plan (the "Plan"), the Committee concluded that an incentive payout was appropriate. The Committee awarded the Chief Executive Officer an annual incentive payment of $88,750. This is 20% of the average base salary in effect for the 2006 fiscal year, which is 50% of the target Plan award.

         The Committee conducted its annual performance evaluation of the President and Chief Executive Officer. Based on specific market data provided by an external compensation consulting firm, the Committee recommended a base salary increase based on the President and Chief Executive Officer's performance and the competitive market benchmarks reviewed. As of January 1, 2006, the Chief Executive Officer's base salary was increased to $450,000, an increase of 5.9% over his prior year's base salary of $425,000.

         Other Executive Officers. The Committee also reviews the President and Chief Executive Officer's performance assessment of the other executive officers. Individual executive officers' performance was assessed based on position-specific objectives as well as bank-wide business and financial goals. Based on external market benchmark salary data, executive officer salary increases were recommended to and awarded by the Board of Directors. Salary increases ranged from 5% to 6% over prior year's base salaries. Executive officers also were granted an annual cash bonus of 50% of Plan target, which is equal to 12.5 % of average base salary in effect for the 2006 fiscal year.

         The Committee will continue to review all components of its compensation and benefits programs to ensure that the compensation objectives and plans are aligned with corporate performance goals, business objectives and our stockholders' expectations.

         This report has been provided by the Executive Compensation Committee:

William F. Helmer      Dennis L. Coyle      Donald T. McNelis     Burt Steinberg

Executive Compensation

         Summary Compensation Table. The following table sets forth for the three years ended September 30, 2006 certain information regarding total remuneration paid to our Chief Executive Officer, and to our other four most highly compensated Executive Officers at September 30, 2006 who received total annual compensation in excess of $100,000 (together, "Named Executive Officers"). Share information presented in this table reflects the 4.4323-for-one exchange ratio in connection with the second-step conversion completed January 14, 2004.

                                                                                   Long-Term Compensation
                                                                         ---------------------------------------
                                       Annual Compensation                           Awards             Payouts
                             -----------------------------------------   ---------------------------    --------
                              Year                        Other Annual                      Options/                 All Other
   Name and Principal        Ended                        Compensation   Restricted Stock    SARS         LTIP     Compensation
        Position              9/30     Salary     Bonus        (1)             Awards          (#)       Payouts        (2)
---------------------------  ------   --------  --------  ------------   ----------------  ---------    --------   -------------
George Strayton               2006    $443,269  $ 88,750       --         $       --             --        --       $ 147,546
President, Chief Executive    2005     419,615   100,800       --          1,797,600 (3)    180,000        --         212,204
Officer and Director          2004     401,500   241,050       --                 --          9,417 (4)    --         183,951

Daniel G. Rothstein
Executive Vice President,     2006    $229,769  $ 28,750       --          $     --          14,727 (4)    --       $  70,384
Chief Risk Officer,           2005     218,173    32,800       --           667,680 (3)      60,000        --          97,943
General  Counsel and          2004     208,480    78,234       --                --              --        --          80,526
Corporate Secretary

Stephen G. Dormer Executive   2006    $207,308  $ 25,938       --          $     --              --        --       $  58,614
Vice President,               2005     187,785    28,300       --           577,800 (3)      60,000        --          75,532
Strategic Planning and        2004     167,785    62,962       --                --              --        --          62,638
Commercial Lending Officer

Richard O. Jones              2006    $208,769  $ 26,125       --          $     --              --        --       $  42,587
Executive Vice President,     2005     161,539    25,100       --           128,400 (3)      60,000        --          23,493
Business Services

Paul A. Maisch                2006    $197,308  $ 24,688       --          $     --              --        --       $  58,219
Executive Vice President      2005     183,846    27,700       --           359,520 (3)      60,000        --          60,246
Chief Financial Officer       2004     157,884    59,906       --                --          50,000        --          24,457


------------------------------
(1) Provident Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.

(2) Includes payments during the fiscal year ended September 30, 2006 for the following: Employee Supplemental

                                        Stock       Executive                                Long-Term     Health and
                                      Ownership     Retirement    Disability      Life         Care          Welfare
                       401(k) Plan       Plan          Plan       Insurance    Insurance     Insurance     Insurance
                       -----------   ----------    ----------    ----------    ----------    ----------    ----------
George Strayton        $    6,800    $   24,718    $   46,646    $   16,377    $  40,020     $   6,126     $   6,859
Daniel G. Rothstein         6,563        24,727         6,471         6,085       15,990         6,662         3,886
Stephen G. Dormer           6,635        24,727         2,136         4,115        6,155         4,915         9,931
Richard O. Jones              978            --            --           417       27,456         3,842         9,894
Paul A. Maisch              6,577        24,727           825         1,385       13,284         1,490         9,931


--------------------------------
(3) Represents the fair market value of shares granted pursuant to the 2004 Stock Incentive Plan. Messrs. Strayton, Rothstein, Dormer, Jones and Maisch were awarded 140,000, 52,000, 45,500, 10,000 and 28,000 shares of restricted stock, respectively. The shares vested 10% on September 30, 2005 and 20% on September 30, 2006; 20% will vest on each of September 30, 2007, September 30, 2008, and September 30, 2009, and 10% will vest on March 31, 2010. Dividends are paid on the shares of restricted stock, and participants can vote unvested shares of restricted stock. The market value on the date of grant was $12.84 per share.

(4) Represents reload options received upon the exercise of stock options when previously owned shares of common stock were utilized to pay the option exercise price.

         Employment Agreements. On October 31, 2006, Provident Bank amended and restated the employment agreement between it and President and Chief Executive Officer, George Strayton. The substance of the prior employment agreement was not materially changed.

         On each day during the term of the agreement, the term of the agreement automatically renews so that the term of the agreement remains three years unless notice of non-renewal is provided. In the event that notice of non-renewal is given, the agreement will expire on the date that is 36 months after the date of the non-renewal notice, unless an earlier date is agreed upon. In any event, Mr. Strayton's employment agreement will end on the last day of the calendar month in which Mr. Strayton attains age 68. Under the agreement, Mr. Strayton's base salary can be increased, but cannot be decreased without his prior written consent. Furthermore, for each calendar year beginning after a change in control (as defined in the agreement) of Provident Bank or Provident New York Bancorp, Mr. Strayton's annual salary will be increased by a formula set forth in the agreement. In addition to his annual salary, Mr. Strayton is entitled to participate in all of Provident Bank's tax-qualified plans, other incentive programs, group life, health, dental and disability plans, is entitled to reimbursement for membership in certain clubs, and is provided with an automobile.

         In the event Provident Bank terminates Mr. Strayton's employment for any reason other than for "cause" (as defined in the agreement), or in the event of his voluntary resignation within one year following a demotion in title or duties, notice of non-renewal or a change in control of Provident Bank or Provident New York Bancorp, or in the event of termination of his employment due to total and permanent disability, Mr. Strayton will be entitled to certain benefits payable by Provident Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement (or, if Mr. Strayton's termination of employment follows a change in control, then such benefits shall continue for 36 months following his termination of employment), and continued health insurance for Mr. Strayton and his spouse for their remaining lifetimes. Mr. Strayton also will be entitled to certain lump sum payments, such as the present value of any salary that he would have earned for the remaining unexpired employment period under the agreement (but, if Mr. Strayton's employment terminates following a change in control, then he shall receive a lump sum equal to the present value of his salary for the 36-month period following his termination of employment). Such lump sum payments made in lieu of salary shall be offset by the amount of disability benefits, if any, provided through Provident Bank. Within 60 days of termination of his employment, Mr. Strayton also will be entitled to receive payments relating to Provident Bank's Defined Benefit Pension Plan, 401(k) Plan, Employee Stock
Ownership Plan and Supplemental Executive Retirement Plan, and a lump sum payment equal to three times the average of the prior three years' incentive compensation earned and received by him under all incentive compensation plans and programs adopted by Provident Bank. In addition, Mr. Strayton's stock options shall vest in accordance with the terms of the plan under which they were granted, except if Mr. Strayton's employment terminates following a change in control, then all stock or stock-based awards granted to Mr. Strayton shall be fully vested. In the event that Mr. Strayton becomes subject to an excise tax on payments made under the agreement in connection with a change in control or if Mr. Strayton's severance benefits are reduced due to any regulatory restrictions, Mr. Strayton will be reimbursed for payment of such amounts by Provident New York Bancorp pursuant to a separate contract with Provident New York Bancorp.

         On October 31, 2006, Provident Bank amended and restated the employment agreements between it and Executive Vice President, Chief Risk Officer and General Counsel, Daniel G. Rothstein; Executive Vice President, Commercial Lending and Strategic Planning Officer, Steven G. Dormer; and Executive Vice President and Chief Financial Officer, Paul A. Maisch. The employment agreement with Mr. Rothstein is for a term of three years and the employment agreements with Messrs. Dormer and Maisch are each for a term of two years. The agreements renew on a daily basis so, unless a notice of non-renewal is given, the remaining term under Mr. Rothstein's agreement is three years and the remaining term under the agreements with Messrs. Dormer and Maisch is two years. If a notice of non-renewal is given and unless an earlier date is agreed to, Mr.
Rothstein's agreement will expire on the date that is 36 months after the effective date of the non-renewal notice and the agreements with Mr. Dormer and Mr. Maisch will expire on the date that is 24 months after the effective date of the non-renewal notice In any event, the employment agreements with Messrs. Rothstein, Dormer and Maisch will terminate on the last day of the calendar month in which each attains age 65. In the event that Mr. Rothstein becomes subject to an excise tax on payments made under the agreement in connection with a change in control or if Mr. Rothstein's severance benefits are reduced due to any regulatory restrictions, Mr. Rothstein will be reimbursed for payment of such amounts by Provident New York Bancorp, pursuant to a separate contract with Provident New York Bancorp.

Messrs. Rothstein, Dormer and Maisch each receives an annual rate of salary, as specified in the employment agreement, and will be entitled to participate in all of Provident Bank's tax-qualified plans and other incentive programs, and any group life, health, and disability plans maintained by Provident Bank from time to time. Furthermore, for each calendar year beginning after a change in control (as defined in the agreement), of Provident Bank or Provident New York Bancorp, Messrs. Rothstein, Dormer and Maisch's annual salary will be increased by a formula set forth in the agreement.

         In the event Provident Bank terminates the employment of Messrs. Rothstein, Dormer or Maisch for reasons other than for "cause" (as defined in the agreement) or in the event of voluntary resignation within one year following a demotion in title or duties or a change in control (as defined in the agreement) of Provident Bank or Provident New York Bancorp, or in the event of termination of employment due to total and permanent disability, Messrs. Rothstein, Dormer or Maisch each shall be entitled to certain benefits payable by Provident Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and stock options shall vest in accordance with the terms of the stock plan under which they were granted. In addition, Messrs. Rothstein, Dormer and Maisch, respectively, will receive (i) a lump sum equal to the present value of the salary he would have received through the end of the then-current term of the agreement (offset by any disability benefits provided by Provident Bank); (ii) for Mr. Rothstein, a lump sum payment equal to three times the average of his prior three years incentive compensation and for Messrs. Dormer and Maisch, a lump sum payment equal to two times the average of their prior two years incentive compensation; and (iii) a lump sum equal to the additional benefits he would have accrued under Provident Bank's qualified and nonqualified retirement plans if his employment had continued through the expiration of the then-current term. If the employment of Messrs. Rothstein, Dormer or Maisch terminates following a change in control, all severance benefits and payments shall be determined as if each agreement expires 36 months after the date of his actual termination of employment and all stock or stock-based awards become fully vested.

         Provident Bank also has entered into an agreement with Richard O. Jones, Executive Vice President, Business Services. The employment agreement with Mr. Jones is for a term of one year and renews on a daily basis so that the remaining term under the agreement is for one year unless notice of non-renewal is given. If a notice of non-renewal is given, Mr. Jones' agreement will expire on the date that is 12 months after the effective date of the non-renewal notice, unless an earlier date is agreed to. In any event, Mr. Jones' employment agreement will terminate on the last day of the calendar month in which he attains age 65. Furthermore, for each calendar year beginning after a change in control, Mr. Jones' salary will be increased by a formula set forth in the agreement. Upon termination of Mr. Jones' employment for reasons other than "cause" (as defined in the agreement) or in the event of his voluntary resignation within one year following a demotion in title or duties or a change in control of Provident Bank or Provident New York Bancorp, or in the event of his termination of employment due to total and permanent disability, Mr. Jones shall be entitled to certain benefits payable by Provident Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and stock options shall vest in accordance with the terms of the stock plan under which they were granted. In addition, Mr. Jones receives
(i) a lump sum payment equal to the present value of one times his annual salary (offset by any disability benefits provided through Provident Bank); (ii) a lump sum payment equal to one times his prior year's incentive compensation; and
(iii) a lump sum equal to the additional benefits he would have accrued under Provident Bank's qualified and nonqualified retirement plans if his employment had continued through the expiration of the then-current term. If Mr. Jones' employment terminates following a change in control, all severance benefits shall be determined as if his agreement expires 24 months after the date of his actual termination of employment and all stock or stock-based awards become fully vested.

         Each agreement provides that, for a period of one year following the date of his termination of employment, Messrs. Strayton, Rothstein, Dormer, Maisch and Jones shall not compete with Provident Bank. Furthermore, to the extent necessary to comply with Internal Revenue Code Section 409A, the payment of severance benefits to Messrs. Strayton, Rothstein, Dormer, Maisch and Jones may be delayed six months.

         2000 Stock Option Plan. During the fiscal year ended September 30, 2000, Provident Bank adopted, and Provident New York Bancorp's stockholders approved, the Provident Bank 2000 Stock Option Plan (the "2000 Stock Option Plan"). Pursuant to the 2000 Stock Option Plan, options to purchase 1,712,640 shares (adjusted for the

4.4323-for-one stock split) were authorized for grant. Options totaling 61,981 remain available for grant under the 2000 Stock Option Plan.

         2000 Management Recognition Plan. During the fiscal year ended September 30, 2000, Provident Bank adopted, and Provident New York Bancorp's stockholders approved, the Provident Bank 2000 Recognition and Retention Plan (the "2000 RRP Plan"). Pursuant to the 2000 RRP Plan, 856,320 restricted stock awards (adjusted for the 4.4323-for-one stock split) were authorized for grant. Restricted stock awards totaling 27,409 remain available for grant.

         2004 Stock Incentive Plan. During the fiscal year ended September 30, 2005, Provident New York Bancorp's stockholders approved the Provident Bancorp, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan"). Pursuant to the 2004 Stock Incentive Plan, options to purchase 1,997,300 shares were authorized for grant. Options totaling 351,355 remain available for grant under the 2004 Stock Incentive Plan. Pursuant to the 2004 Stock Incentive Plan, 798,920 restricted stock awards were authorized for grant. Restricted stock awards totaling 36,244 remain available for grant. Pursuant to the 2004 Stock Incentive Plan, 1,997,300 stock appreciation rights were authorized for grant. To-date, no stock appreciation rights have been granted under the 2004 Stock Incentive Plan.

         Set forth below is information relating to options granted to the Named Executive Officers during the fiscal year ended September 30, 2006.


                                    OPTION GRANTS IN FISCAL YEAR 2006
--------------------------------------------------------------------------------------------------
                                           Individual Grants
--------------------------------------------------------------------------------------------------


                                    Percent of Total
                                    Options Granted    Exercise
                         Options    to Employees in    or Base     Expiration   Grant Date Present
       Name              Granted      Fiscal 2006      Price (1)      Date            Value
---------------------   ---------   ----------------   ---------   ----------   ------------------
Daniel G. Rothstein     14,727(2)        8.24%          $11.04       2/22/10       $ 35,166(3)


-------------------------------

(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.
(2) Represents reload options granted in connection with the Provident Bank 2000 Stock Option Plan.
(3) Based on a grant date present value of $2.39 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 20.65%; risk-free rate of return of 4.57%; dividend yield of 1.94%; and a four-year option life.

Set forth below is certain information concerning outstanding options held by the Named Executive Officers at September 30, 2006.


                                 AGGREGATE OPTION EXERCISES IN 2006 FISCAL YEAR AND
                                            FISCAL YEAR-END OPTION VALUES


--------------------------------------------------------------------------------------------------------------------
                                                                  Number of Unexercised      Value of Unexercised
                                                                       Options at           In-The-Money Options at
                                                                        Year-End                  Year-End(1)
                                                                -------------------------  -------------------------
                             Shares Acquired        Value
           Name               Upon Exercise        Realized     Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------

George Strayton                     --                --            406,799 / 108,000        $3,245,722 / $90,720

Daniel G. Rothstein               34,394           $217,117          61,741 / 36,000           $223,359 / $30,240

Stephen G. Dormer                   --                --             90,554 / 36,000           $679,555 / $30,240

Richard O. Jones                    --                --             24,000 / 36,000            $20,160 / $30,240

Paul A. Maisch                      --                --             54,000 / 56,000            $75,060 / $66,840


-------------------------------

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on September 30, 2006, at which date the last trade price of the common stock as quoted on the NASDAQ Global Select Market was $13.68.

         Supplemental Executive Retirement Plan. Provident Bank maintains a non-qualified Supplemental Executive Retirement Plan to compensate executives whose benefits under Provident Bank's tax-qualified benefit plans are limited by the Internal Revenue Code of 1986, as amended. The Supplemental Executive Retirement Plan provides executives with retirement benefits generally equal to the difference between (i) the annual benefit the executive would have received under Provident Bank's Defined Benefit Pension Plan if such benefits were computed without giving effect to the limitations on benefits imposed by the Internal Revenue Code, and (ii) the amounts actually payable to the executive under the terms of the Defined Benefit Pension Plan. In addition, the executive is entitled to a 401(k) benefit under the Supplemental Executive Retirement Plan equal to the product of (i) Provident Bank's contributions that could not be credited to his or her account in the Provident Bank 401(k) Plan due to applicable limitations (including the limitation on elective deferrals under Internal Revenue Code Section 402(g)) plus interest, which is deemed to accrue each year at the one-year Treasury rate for the first auction in January of each year, rounded to the nearest hundredth of a point, and (ii) his or her vested percentage in the 401(k) Plan. Furthermore, an executive who does not receive the maximum contribution under the Employee Stock Ownership Plan due to an applicable limitation will be entitled to an Employee Stock Ownership Plan benefit under the Supplemental Executive Retirement Plan, credited in dollars, equal to the difference between the fair market value of the number of shares of common stock that would have been allocated to the account of the Executive under the Employee Stock Ownership Plan had the limitations under the Internal Revenue Code not been applicable, and the fair market value of the number of shares of common stock actually allocated to the account of the Executive. The Executive would also receive interest, credited in dollars, as described above. The Supplemental Executive Retirement Plan is considered an unfunded plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All obligations arising under the Supplemental Executive Retirement Plan are payable from the general assets of Provident Bank; however, Provident Bank has established a rabbi trust to ensure that sufficient assets will be available to pay the benefits under the Supplemental Executive Retirement Plan. The trust is entitled to purchase shares of common stock to fund the Employee Stock Ownership Plan benefit under the Supplemental Executive Retirement Plan.

         As of October 1, 2006, Messrs. Strayton and Rothstein had accrued annual benefits of $81,000 and $1,000, respectively, under the Defined Benefit Pension Plan portion of the Supplemental Executive Retirement Plan. These amounts are estimated assuming each individual reaches the normal retirement age under the Defined Benefit Pension Plan. Contributions to the Supplemental Executive Retirement Plan under the 401(k) and Employee Stock Ownership Plan portions of the Supplemental Executive Retirement Plan are included in the "Summary Compensation Table" above.

         Defined Benefit Pension Plan. Provident Bank maintains the Provident Bank Defined Benefit Pension Plan, which is a tax-qualified, defined benefit plan. Employees age 21 or older who have worked at Provident Bank for a period of one year and who had been credited with 1,000 or more hours of service with Provident Bank during the year were eligible to accrue benefits under this Plan through September 30, 2006.

         As of April 30, 2006, the pension plans of two institutions acquired by Provident Bank (the Pension Plan for the Employees of Ellenville National Bank and the Warwick Savings Bank Defined Benefit Pension Plan (the "Prior Plans")) were merged into the Provident Bank Defined Benefit Pension Plan. In addition, Provident Bank froze its Defined Benefit Pension Plan, effective September 30, 2006. As of the freeze effective date, the Defined Benefit Pension Plan was closed to new participants and no additional benefit accruals could be earned. The calculations of final accrued benefits for all plan participants, based on compensation and service (as defined in the plan document) through September 30, 2006 are currently in progress.

         Provident Bank contributes each year, if necessary, an amount to the Provident Bank Defined Benefit Pension Plan at least equal to the actuarially determined minimum funding requirements in accordance with ERISA. For the plan year ended September 30, 2006, a collective contribution of $1.7 million was made to the Defined Benefit Pension Plan. At September 30, 2006, the total collective market value of the merged Defined Benefit Pension Plan trust fund assets was approximately $30.1 million.

         The following description applies to benefits accrued under the Defined Benefit Pension Plan. Benefits accrued under the Prior Plans remain subject to the terms of the Prior Plans. In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Defined Benefit Pension Plan), the plan provides a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of the amount paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or installments payable over a period of not more than the life of the participant with guaranteed payments for five, 10 or 15 years. Payment may be made in a lump sum in cash, provided the participant has completed 20 years of service with Provident Bank and attained age 55 or has attained normal retirement age (as described above). All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The monthly retirement benefit provided is an amount equal to the greater of a participant's frozen accrued benefit (as provided for in the Defined Benefit Pension Plan) or 1.6% of a participant's average monthly compensation, multiplied by the participant's years of service (up to a maximum of 35 years) plus 0.5% of the participant's average monthly compensation in excess of one-twelfth of the participant's Covered Compensation (as defined in the Defined Benefit Pension Plan) multiplied by the participant's months of service (up to a maximum of 35 years), computed to the nearest dollar. Retirement benefits are also payable upon retirement due to early and late retirement, death or disability. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 10 years of vested service with Provident Bank. No reduction in benefit will occur as a result of special early retirement on or after age 62 and the completion of 20 years of vested service, if payment is made at the time of retirement. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing on such participant's retirement date, death or disability.

         The following table indicates the annual retirement benefit that would have been payable under the Defined Benefit Pension Plan upon retirement at age 65 in calendar year 2006, expressed in the form of a single life annuity for the annual salary and benefit service classifications specified below. These benefits are not subject to offset for Social Security benefits. These benefits are calculated based on retirement prior to the plan freeze date of September 30, 2006.


                        Years of Service and Annual Benefit Payable at Retirement
   Annual           ---------------------------------------------------------------
Compensation            15           20            25           30           35
------------        -----------  -----------  -----------  -----------  -----------
$ 50,000            $    11,907  $    15,876  $    19,846  $    23,815  $    27,784
  75,000                 19,781       26,375       32,969       39,562       46,156
 100,000                 27,655       36,873       46,091       55,310       64,528
 125,000                 35,532       47,376       59,221       71,065       82,909
 170,000                 49,707       66,276       82,846       99,415      115,984
 203,000 and above(1)    60,101       80,135      100,169      120,202      140,236

--------------------

(1) Reflects the maximum benefit payable under the Defined Benefit Pension Plan due to tax law limitations. The 2006 compensation limit was $220,000.

As of September 30, 2006, Messrs. Strayton, Rothstein, Dormer, Jones and Maisch had 24, 24, 12, two and four years, respectively, of credited benefit service under the Defined Benefit Pension Plan.

Compensation of Directors

         Fees. Directors of Provident Bank receive an annual retainer fee of $24,000. Chairman Helmer receives a retainer fee of $80,000. Directors also receive a fee of $1,000 per board meeting attended and $500 per committee meeting attended. The chairman of each committee (with the exception of Chairman Helmer) receives an additional $2,000 per year. Directors who are also employees of Provident Bank are not eligible to receive any fees for their service as a Director.

         Deferred Compensation Agreements. Provident Bank has entered into non-qualified deferred compensation agreements for the benefit of each of its Directors who elect to defer all or a portion of their board fees earned during a calendar year. In addition, each deferred compensation agreement provides that a Director who is also an employee may defer receipt of all or a portion of the incentive compensation paid to him or her in the person's capacity as an employee during the year. When a Director reaches the mandatory retirement age, the Director's account is generally paid to him or her in quarterly installments beginning on the first day of the first calendar quarter after the director becomes entitled to such payments and continuing for five years. A Director may request to receive distributions from his or her account prior to the attainment of mandatory retirement age, or that such distributions be paid over a longer period of time of not more than ten years. In the event of the Director's death, the balance of the Director's account will be paid to the Director's designated beneficiary in the same manner as it would otherwise have been paid to the Director, if living, and commencing in the first calendar quarter after death. A Director may also request an early distribution from his or her account in the event the director suffers a hardship. The granting of a hardship distribution is within the sole discretion of the Board of Directors and any hardship distribution is limited to the amount reasonably necessary to meet the hardship. All obligations arising under the deferred compensation agreements are payable from Provident Bank's general assets; however, Provident Bank has established a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements. The investments under the deferred compensation agreements, as well as the distributions to the participating Directors, are handled by an independent trustee that holds and accumulates the assets set aside to pay the benefits under the agreements.

Transactions With Certain Related Persons

         During the fiscal year ended September 30, 2006, no Directors, Executive Officers or immediate family members of such individuals were involved in loans from Provident New York Bancorp or Provident Bank involving more than $60,000 that had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         During the year ended September 30, 2006, $315,378 of legal fees were paid to the law firm of Freeman & Loftus, RLLP for services rendered on behalf of Provident New York Bancorp and Provident Bank, the majority of which are fees paid by borrowers in the ordinary course of business for loans originated by Provident Bank. Director William R. Sichol is the brother-in-law of a partner of that law firm.

   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

         On January 3, 2007, Provident New York Bancorp engaged Crowe Chizek and Company LLC as Provident New York Bancorp's new independent registered public accounting firm for the fiscal year ending September 30, 2007, as approved by the Audit Committee of Provident New York Bancorp. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Chizek and Company LLC for Provident New York Bancorp's fiscal year ending September 30, 2007. A representative of Crowe Chizek and Company LLC is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

         In order to ratify the selection of Crowe Chizek and Company LLC as independent registered public accounting firm for the 2007 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote "FOR" the ratification of Crowe Chizek and Company LLC as independent registered public accounting firm for the 2007 fiscal year.

         Stockholder ratification of the selection of Crowe Chizek and Company LLC is not required by Provident New York Bancorp's Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Chizek and Company LLC, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Provident New York Bancorp and its stockholders.

         During the fiscal years ended September 30, 2006 and 2005, and the subsequent interim period prior to the engagement of Crowe Chizek and Company LLC, Provident New York Bancorp did not consult with Crowe Chizek and Company LLC regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

         On January 2, 2007, the Audit Committee of Provident New York Bancorp dismissed KPMG LLP as Provident New York Bancorp's independent registered public accounting firm.

         The audit reports of KPMG LLP on the consolidated financial statements of Provident New York Bancorp as of and for the years ended September 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's audit reports on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting as of September 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended September 30, 2006 and 2005 and the subsequent interim period through January 2, 2007, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP's satisfaction, would have caused KPMG LLP to make reference in connection with its opinion to the subject matter, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP, the independent registered public accounting firm during the years ended September 30, 2006 and 2005:

         Audit Fees. The aggregate fees billed to us by KPMG LLP for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $745,000 and $703,000 during the fiscal years ended September 30, 2006 and 2005, respectively.

         Audit Related Fees. The aggregate fees billed to us by KPMG LLP for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees," above, were $95,000 and $71,000 during the fiscal years ended September 30, 2006 and 2005, respectively. The fees related to audits of employee benefit plans of Ellenville National Bank and Warwick Community Bancorp, Inc.

         Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services rendered by KPMG LLP for tax consultations and tax compliance were $101,000 and $133,000 during the fiscal years ended September 30, 2006 and 2005, respectively.

         All Other Fees. There were no fees billed to us by KPMG LLP during the fiscal years ended September 30, 2006 and 2005, respectively, that are not described above.

          The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended September 30, 2006 and 2005.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident New York Bancorp's executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 11, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING

         Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Provident New York Bancorp not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

         Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by October 11, 2007. If notice is received after October 11, 2007, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

               HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

         Provident New York Bancorp intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

                             Stockholder Relations
                             Provident New York Bancorp
                             400 Rella Boulevard
                             Montebello, New York 10901
                             Phone:   845.918.5580
                             Fax:     845.369.8066

         Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

                                  MISCELLANEOUS


         The cost of solicitation of proxies will be borne by Provident New York Bancorp. Provident New York Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Provident New York Bancorp may solicit proxies personally or by telephone without additional compensation.

         A COPY OF PROVIDENT NEW YORK BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO MIRANDA GRIMM, CONTROLLER, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Daniel Rothstein

                                              Daniel Rothstein
                                              Secretary
Montebello, New York
January 10, 2007

                                   APPENDIX A


                          NOMINATING COMMITTEE CHARTER


The Nominating Committee of Provident New York Bancorp, Inc. (the "Company") is composed of the independent members of its Board of Directors (the "Board"). The purpose of the Nominating Committee is to consider and select for nomination directors who shall be recommended to Provident New York Bancorp's stockholders for election to the Board. In the event a director is to be appointed to the Board without the requirement of approval by stockholders, the Nominating Committee shall recommend to the Board the director to be appointed.

The Nominating Committee shall appoint the Corporate Governance Committee, which committee is composed entirely of independent directors to assist the Nominating Committee in selecting directors for nomination or appointment. The Corporate Governance Committee may carry out other duties with respect to Board functioning and organization as may be assigned to it by the Board or the Chairman of the Board.

The duties of the Nominating Committee:

         1. Evaluate directors for nomination for re-election to the Board;
         2. Evaluate other potential candidates for nomination to be elected to the Board; and
         3. If applicable, evaluate and recommend to the Board the person(s) who should be appointed to the Board.

To assist the Nominating Committee in carrying out its duties, the Corporate Governance Committee shall:

         1. Evaluate the performance of directors who may be considered for re- election;
         2. Evaluate the suitability of potential new director candidates, including those proposed by stockholders;
         3.       Report to the Nominating Committee its findings; and
         4. Recommend to the Nominating Committee those directors who should be proposed for election by stockholders or, if applicable, for appointment to the Board.

The Corporate Governance Committee will report to the Nominating Committee its findings and recommendations regarding the nomination for election or, if applicable, appointment to the Board.

The Nominating Committee shall receive and review the report. The Nominating Committee may make such additional or further investigation as it deems appropriate. Upon conclusion of its deliberations and upon a vote of the majority of it members, the Nominating Committee shall:

         1. Select the candidates for election to the Board to appear in the proxy statement of Provident New York Bancorp or, if applicable;
         2. Recommend to the Board for its favorable consideration the candidates(s) for appointment to the Board.

                                   APPENDIX B


                             AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of Provident New York Bancorp and the audits of the financial statements of Provident New York Bancorp. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of Provident New York Bancorp, (2) the independent auditor's qualifications and independence, (3) the performance of Provident New York Bancorp's internal audit function and independent auditors, and (4) such other duties as may be assigned by the Board or required by law.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in Provident New York Bancorp's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and skill requirements of the National Association of Securities Dealers (the "NASD"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an Audit Committee Financial Expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

Committee Authority and Responsibilities

A.       Registered Public Accounting Firms

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The responsibility includes the resolution of disagreements between management and the auditors regarding financial reporting. Each such registered public accounting firm reports directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Provident New York Bancorp by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A (I)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

B.       Responsibilities Regarding Financial Statements and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in Provident New York Bancorp's Form 10-K and filed with the SEC.

2. In connection with the annual audited financial statements, review and discuss with the independent auditors:

         (a)      All critical accounting policies and practices to be used.

         (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

         (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3. Review and discuss with management and the independent auditor Provident New York Bancorp's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements. The review may be accomplished by one or more designated members of the Committee, or by the entire Committee.

4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Provident New York Bancorp's financial statements, including any significant changes in Provident New York Bancorp's selection or application of accounting principles, any major issues as to the adequacy of Provident New York Bancorp's internal controls and any special steps adopted in light of material control deficiencies.

5. Review and discuss with management and the independent auditor Provident New York Bancorp's earnings press releases in advance of publication, including the use of "pro forma" or "adjusted" non-GAAP information. The review may be accomplished by one or more designated members of the Committee, or by the entire Committee.

6. Discuss with management Provident New York Bancorp's major financial risk exposures and the steps management has taken to monitor and control such exposures, including Provident New York Bancorp's risk assessment and risk management policies.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to the requested information, and any significant disagreements with management.

8. Review disclosures made to the Audit Committee by Provident New York Bancorp's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Provident New York Bancorp's internal controls.

C. Oversight of Provident New York Bancorp's Relationship with the Independent Auditor

1. Evaluate the qualifications, performance and independence of the independent auditor.

2. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

3. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

4. Receive and review the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1, Independence Discussions with Audit Committees, and discuss with the independent auditors their independence. Consider whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence.

5. Recommend to the Board policies for Provident New York Bancorp's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of Provident New York Bancorp.

D.       Oversight of the Internal Audit Function

The functions of the Internal Auditor and the Internal Audit Department are under the direction of the Audit Committee. The Internal Auditor is hired by and reports directly to the Audit Committee. Oversight duties include:

1. Review and approve the audit plan, which shall include all appropriate control and compliance matters;

2.       Review reports of internal auditors as well as management's response;

3.       Monitor adherence to the audit plan;

4.       Monitor corrective action taken by management;

5. Monitor corrective actions resulting from examination reports or external audit reports as tracked by the Internal Audit Department; and

6. Review the policies adopted by the Board of Directors governing the Internal Audit Department and recommend modifications thereof if indicated.

E.       Fiduciary Audit Committee

The Audit committee shall serve as the Fiduciary Audit Committee with respect to
the  Investment   Management  and  Trust  Department  (the   "Department")  with
responsibility to:

1. Cause an audit of the Department to occur in accordance with applicable regulatory requirements and policies established by the Board of Directors to determine if the Department has been administered in accordance with law, regulations and sound fiduciary principles, including findings relative to the adequacy of accounting and non-accounting internal controls;

2. Review the findings of the audit and of any reports of examination conducted by applicable regulatory agencies, including any adverse findings, and monitoring corrective measures;

3. Oversee the implementation of internal audit programs, including as necessary the engagement of outside service providers to design and conduct such audits and audit programs, receive the auditor's reports, and monitor corrective actions for any deficiencies noted; and

4. Report the findings of all audits and other matters to the Board of Directors.

F.       Compliance Oversight Responsibilities

1. Obtain from the independent auditor assurance the auditor has adhered to the requirements of Section 10A(b) of the Exchange Act.

2. Establish procedures for the receipt, retention and treatment of complaints received by Provident New York Bancorp regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and published reports that raise material issues regarding Provident New York Bancorp's financial statements or accounting policies.

4. Review with management Provident New York Bancorp's compliance with laws and regulations.

Audit Committee Governance

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. Provident New York Bancorp shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Provident New York Bancorp's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                 REVOCABLE PROXY

                           PROVIDENT NEW YORK BANCORP
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 15, 2007

         The undersigned hereby appoints the official proxy committee of the Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Provident New York Bancorp (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 15, 2007, at 11:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as provided herein:

                                                                  With-  For All
                                                           For    hold   Except
                                                           ---    ----   ------
1.       The  election  as  Directors  of                  [_]    [_]    [_]
         William F. Helmer,  R. Michael  Kennedy,
         Donald  T. McNelis and
         William R. Sichol, Jr. each to serve for a three-year term.

INSTRUCTION: To withhold your vote for one or more nominees, write the name(s) of the nominee(s) on the line(s) below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          For   Against  Abstain
                                                          ---   -------  -------
2.       The ratification of the appointment of Crowe     [_]    [_]    [_]
         Chizek  and  Company  LLC as  the  Company's
         independent   registered  public  accounting
         firm for the fiscal  year  ending  September
         30, 2007.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.              [_]


                 The Board of Directors recommends a vote "FOR"
                          each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                      THIS REVOCABLE PROXY IS SOLICITED BY
                             THE BOARD OF DIRECTORS

                                                                ----------------
    Please be sure to sign and date                             |Date          |
this Revocable Proxy in the box below.                          |              |
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|                                                                              |
|                                                                              |
|                                                                              |
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              Stockholder sign above Co-holder (if any) sign above

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                  ^ Detach above Proxy, sign, date and mail in
                      postage-prepaid envelope provided. ^

                           PROVIDENT NEW YORK BANCORP

--------------------------------------------------------------------------------
          THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this Revocable Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Revocable Proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated Revocable Proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

         The above signed acknowledges receipt from the Company prior to the execution of this Revocable Proxy of notice of the Annual Meeting, a proxy statement dated January 10, 2007 and audited financial statements.

         Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

      PLEASE COMPLETE AND DATE THIS REVOCABLE PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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                              INTERNET INFORMATION
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If you are a  stockholder  who has chosen  Electronic  Delivery  for viewing the
Provident New York Bancorp annual report and proxy statement, the documents are available at www.cfphosting.com/providentnewyork
             -----------------------------------

If you decide that you would prefer a hard copy of the Provident New York Bancorp annual report and proxy statement please call 800-951-2405.

If you did not elect to participate in the Electronic Delivery of the Provident New York Bancorp annual report and proxy statement, you may visit www.cfphosting.com/providentnewyork and click on the link authorizing our
-----------------------------------
transfer agent to code your account for future mailings.